UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 4, 2016

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.  Regulation FD Disclosure

On March 7, 2016 Premier Bank, Inc. issued a local press release announcing the completion of an internal corporate reorganization plan whereby Premier Bank, Inc. and First National Bank, both wholly owned subsidiaries of Premier Financial Bancorp, Inc.  (“Premier”), merged together as of the close of business on March 4, 2016 under the Premier Bank, Inc. state banking charter.   First National Bank, a $235 million bank headquartered in Ronceverte, West Virginia, was acquired by Premier on January 15, 2016 as part of Premier’s acquisition of First National Bankshares Corporation.  As part of that acquisition, Premier received the required approvals from all federal and state banking regulatory authorities to go ahead with its plans to merge the banks together and waited until a data systems conversion could be scheduled and completed before consummating the internal reorganization.

As a result of the bank merger, Premier Bank, Inc. now operates 32 branch locations in the states of West Virginia, Virginia, and Maryland was well as the metro Washington DC area.  The combined bank has total assets of approximately $1.1 billion, total loans of approximately $744 million, total deposits of approximately $932 million and total stockholder’s equity of approximately $135 million.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibit 99.1 - Press Release dated March 7, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: March 7, 2016                                                                                                  Brien M. Chase,  Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Premier Bank, Inc. press release dated March 7, 2016 captioned “First National Bank Now Part of the Premier Bank Family.”